Exhibit 16 to Current Report on Form 8-K by Rag Shops, Inc.

                         [Deloitte & Touche Letterhead]

April 20, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read and agree with the comments in Item 4 of Form 8-K of Rag Shops Inc. dated April 18, 2000.

Yours truly,

DELOITTE & TOUCHE LLP